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                                                            Exhibit 99.(2)(d)(i)

Any questions regarding this form or Offer may be directed to The Altman Group, Inc., the Information Agent, at (800) 780-7438

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                      NON-TRANSFERABLE RIGHTS OFFERING

                    GLOBAL HIGH INCOME DOLLAR FUND INC.

                        NOTICE OF GUARANTEED DELIVERY
     TO BE DELIVERED PRIOR TO 5:00 P.M., EASTERN TIME, DECEMBER 20, 2005
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As set forth in the Prospectus under "Payment for Shares," this form, or one substantially equivalent hereto, may be used by a New York Stock Exchange member firm or bank or trust company as a means of exercising Rights and effecting subscription and payment for all shares of the Fund's shares of common stock ("Shares") subscribed for under the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or first-class mail to the Subscription Agent prior to 5:00 p.m., Eastern time, on December 20, 2005 (the "Expiration Date"). If sent by facsimile, the original executed form must also be sent promptly thereafter by hand or mail delivery.

              THE SUBSCRIPTION AGENT IS:  COLBENT CORPORATION

 BY FIRST CLASS MAIL:              BY HAND:             BY OVERNIGHT COURIER:

 Colbent Corporation           Colbent Corporation       Colbent Corporation
  P.O. Box 859208              161 Bay State Drive       161 Bay State Drive
Braintree, MA 02185-9208       Braintree, MA 02184       Braintree, MA 02184

    BY FACSIMILE:                                       CONFIRM BY TELEPHONE TO:
   (781) 380-3388                                       (781) 843-1833, Ext. 200
                                                         (No Inquiries Please)

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

This notice specifies the number of Shares subscribed for under both the Primary Subscription and the Over-Subscription Privilege and guarantees (a) payment in full for all subscribed Shares (which full payment must be delivered no later than the close of business on December 23, 2005 (the third business day after the Expiration Date)) and (b) a properly completed and signed copy of the Exercise Form (which Form then must be delivered no later than the close of business on December 23, 2005 (the third business day after the Expiration Date)). Failure to do so will result in a forfeiture of the Rights. In the event that the Subscription Price exceeds the Estimated Subscription Price, an invoice will be sent for any additional amounts due. Payment for such additional amounts, if any, must be made by December 30, 2005. In the event the Subscription Price is less than the Estimated Subscription Price, the Subscription Agent will mail a refund to exercising shareholders.

                                     GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent, of (a) payment of the full Subscription Price for Shares subscribed for under the Primary Subscription and any additional Shares subscribed for pursuant to the Over Subscription Privilege, as subscription for such Shares is indicated herein or in the Exercise Form, by the close of business on December 23, 2005 and (b) a properly completed and executed Exercise Form by the close of business on December 23, 2005.

For completion by:    COLBENT CORPORATION
Must be received by:  5:00 P.M., DECEMBER 20, 2005 (NEW YORK TIME)
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                                           BROKER ASSIGNED CONTROL #____________
GLOBAL HIGH INCOME DOLLAR FUND INC.

1.  Primary         Number of Rights to    Number of Primary            Payment to be made in
    Subscription    be exercised           Subscription shares          connection with Primary
                                           requested for which you      Subscription shares
                                           are guaranteeing delivery
                                           of Rights and payment
                    ____________ Rights    _______________ Shares       $____________

2.  Over-Subscription                      Number of Over-              Payment to be made in
    Privilege                              Subscription Privilege       connection with Over-
                                           shares requested for         Subscription Privilege
                                           which you are                shares
                                           guaranteeing payment

                                           _______________ Shares       $____________

3.  Totals          Total number of        Total number of Shares
                    Rights to be           to be delivered              TOTAL PAYMENT
                    delivered

                    ____________ Rights    _______________ Shares       $____________

Method of delivery (circle one)

A.  Through DTC

B. Direct to Colbent Corporation, as Subscription Agent. Please reference below the registration of the Rights to be delivered:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are submitting a guarantee for Over-Subscription Privilege shares and are a DTC participant, you must also execute and forward to Colbent Corporation a DTC Participant Over Subscription Privilege Exercise Form.

_____________________________________   ________________________________________
       Name of Firm                              Authorized Signature

_____________________________________   ________________________________________
   DTC Participant Number                               Title

_____________________________________   ________________________________________
         Address                               Name (Please Type or Print)

_____________________________________   ________________________________________
City        State            Zip Code                Phone Number

_____________________________________   ________________________________________
            Contact Name                                  Date